Exhibit #(21)



SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary                                State of Incorporation

First National Bank                                      Virginia

FNB Financial Services, Inc.                             Virginia

FNBO Co., Inc.                                           Virginia